UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                           JACKSONVILLE BANCORP, INC.
             (Exact name of registrant as specified in its Charter)

             FLORIDA                                             59-3472981
  (State or other jurisdiction                                  (IRS Employer
of incorporation or organization)                            Identification No.)

76 S. LAURA STREET, SUITE 104, JACKSONVILLE, FLORIDA                     32202
      (Address of principal executive offices)                        (Zip Code)

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                  JACKSONVILLE BANCORP, INC. STOCK OPTION PLAN
                            (Full title of the plan)

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          GILBERT J. POMAR, III, PRESIDENT AND CHIEF EXECUTIVE OFFICER
           76 S. LAURA STREET, SUITE 104, JACKSONVILLE, FLORIDA 32202
                     (Name and address of agent for service)

                                 (904) 421-3040
          (Telephone number, including area code, of agent for service)

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              COPIES TO: HALCYON E. SKINNER, ESQ., MCGUIREWOODS LLP
         50 NORTH LAURA STREET, SUITE 3300, JACKSONVILLE, FLORIDA 32202

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                         CALCULATION OF REGISTRATION FEE

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Title of securities to be      Amount to be       Proposed maximum offering    Proposed maximum aggregate    Amount of registration
        registered            registered (1)           price per share             offering price (2)               fee (3)
------------------------------------------------------------------------------------------------------------------------------------
      Common Stock,
     $0.01 par value              67,500                  $ 13.48                     $ 909,900                    $ -0-
------------------------------------------------------------------------------------------------------------------------------------

(1) Represents the total number of additional shares of common stock, par value $0.01 per share ("Common Stock"), available for issuance under the Jacksonville Bancorp, Inc., Stock Option Plan (the "Plan") pursuant to the exercise of stock options. This Registration Statement also includes such indeterminate number of additional shares of Common Stock as may be issuable as a result of stock splits, stock dividends, or similar transactions, as described in the Plan.

(2) This calculation is made solely for the purpose of determining the registration fee which, pursuant to the provisions of Rules 457(c) and 457(h) under the Securities Act, is based on the average of the high and low market prices on August 26, 2003.

(3) The fee is being offset in its entirety pursuant to the provisions of Rule 457(p). The dollar amount of the filing fee previously paid that is offset against the currently due filing fee is $73.61. Jacksonville Bancorp, Inc., (the "Registrant"), filed the earlier registration statement from which the filing fee is offset with an initial filing date of September 30, 1998. The file number assigned to that registration statement was 333-64815.

                                EXPLANATORY NOTE

This Registration Statement on Form S-8 registers 67,500 additional shares of the same class of securities for which a Registration Statement on Form S-8 relative to the Jacksonville Bancorp, Inc., Stock Option Plan is effective. Accordingly, pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference the contents of such Registration Statement on Form S-8 (Registration No. 333-90609) filed on November 9, 1999, and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.
--------------------------------------------------------

The following documents filed by the Registrant (referred to herein as "we", "us", and "our") with the Securities and Exchange Commission are incorporated herein by reference:

(a)   Our Annual Report on Form 10-KSB for the year ended December 31, 2002;

(b) Our Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2003, and June 30, 2003; and

(c) The description of Common Stock contained in our Registration Statement on Form 8-A, filed under the Securities Exchange Act of 1934 (the "Exchange Act") on February 19, 1999, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by us after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such reports and documents (such documents and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"). Any statement contained herein, or in an Incorporated Document, shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 8.  Exhibits.
------------------

4.1   Jacksonville Bancorp, Inc., Amendment No. 1 to the Stock Option Plan.

4.2 Jacksonville Bancorp, Inc., Stock Option Plan (incorporated by reference to the Registration Statement on Form S-8, Commission No. 333-90609, effective as of November 9, 1999.)

5 Opinion of McGuireWoods LLP, counsel for Jacksonville Bancorp, Inc., as to the legality of shares being registered.

23.1  Consent of McGuireWoods LLP (included in Exhibit 5).

23.2  Consent of Hacker, Johnson & Smith, P.A.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on August 28, 2003.

                        JACKSONVILLE BANCORP, INC.

                        By: /s/ Gilbert J. Pomar, III
                            -------------------------------------
                            Gilbert J. Pomar, III
                            President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                        By: /s/ Gilbert J. Pomar, III
                            -------------------------------------
                            Gilbert J. Pomar, III
                            President and Chief Executive Officer
                            Date:  August 28, 2003

                        By: /s/ Cheryl L. Whalen
                            -------------------------------------
                            Cheryl L. Whalen
                            Executive Vice President and Chief Financial Officer
                            Date:  August 28, 2003

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                       TITLE                             DATE
     ---------                       -----                             ----

/s/ D. Michael Carter             Director                      August 28, 2003
---------------------------
D. Michael Carter, C.P.A.

/s/ Melvin Gottlieb               Director                      August 28, 2003
---------------------------
Melvin Gottlieb

/s/ James M. Healey               Director                      August 28, 2003
---------------------------
James M. Healey

/s/ John C. Kowkabany             Director                      August 28, 2003
---------------------------
John C. Kowkabany

/s/ Rudolph A. Kraft              Director                      August 28, 2003
---------------------------
Rudolph A. Kraft

/s/ R. C. Mills                   Director                      August 28, 2003
---------------------------
R. C. Mills

/s/ Gilbert J. Pomar, III         Director                      August 28, 2003
---------------------------
Gilbert J. Pomar, III

/s/ Donald E. Roller              Chairman of the Board         August 28, 2003
---------------------------
Donald E. Roller

/s/ John W. Rose                  Director                      August 28, 2003
---------------------------
John W. Rose

/s/ John R. Schultz               Director                      August 28, 2003
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John R. Schultz

/s/ Price W. Schwenck             Director                      August 28, 2003
---------------------------
Price W. Schwenck

/s/ Charles F. Spencer            Director                      August 28, 2003
---------------------------
Charles F. Spencer

/s/ Bennett A. Tavar              Director                      August 28, 2003
---------------------------
Bennett A. Tavar

/s/ Gary L. Winfield              Director                      August 28, 2003
---------------------------
Gary L. Winfield, M.D.

                           JACKSONVILLE BANCORP, INC.

                          INDEX TO EXHIBITS FILED WITH
                         FORM S-8 REGISTRATION STATEMENT

4.1   Jacksonville Bancorp, Inc., Amendment No. 1 to the Stock Option Plan.

4.2 Jacksonville Bancorp, Inc., Stock Option Plan (incorporated by reference to the Registration Statement on Form S-8, Commission No. 333-90609, effective as of November 9, 1999.)

5 Opinion of McGuireWoods LLP, counsel for Jacksonville Bancorp, Inc., as to the legality of shares being registered.

23.1  Consent of McGuireWoods LLP (included in Exhibit 5).

23.2  Consent of Hacker, Johnson & Smith, P.A.